EXHIBIT 99.1

Northern Oil and Gas, Inc.  Announces 2010 Fiscal Year and Fourth Quarter Results,
Record Production Volumes and Record Reserves

● 2010 Reserve Replacement of 1,183%
● 2010 Reserve Growth of 158%
● Quarter-Over-Quarter Production Increased 36%, Exceeding Guidance
● Quarter-Over-Quarter Oil and Gas Sales Increased 54%

WAYZATA, MINNESOTA — March 2, 2011 — Northern Oil and Gas, Inc. (NYSE/AMEX: NOG) ("Northern Oil") today announced 2010 fiscal year record oil and gas sales of $59.5 million and earnings of $15.8 million, representing $0.31 per fully diluted share, excluding the impact of a mark-to-market charge from oil hedges. Including mark-to-market charges from oil hedges, Northern Oil had 2010 net earnings of $6.9 million, representing $0.14 per fully diluted share.

Oil and gas sales for the fourth quarter of 2010 were $23.9 million compared to $15.5 million for the third quarter of 2010, representing a 54% increase quarter-over-quarter.  For the fourth quarter of 2010, Northern Oil had a net profit of $7.3 million or $0.13 per fully diluted share, excluding the impact of a mark-to-market charge from oil hedges and a depletion adjustment. Including mark-to-market charges from oil hedges and a depletion adjustment, Northern Oil had a net loss of $1.75 million for the fourth quarter of 2010, representing a $0.03 loss per share.

2010 FISCAL YEAR AND FOURTH QUARTER RESULTS

Northern Oil’s production volumes for the 2010 fiscal year were an annual record of 888,914 barrels of oil equivalent ("BOE"), representing a 215% increase compared to the 2009 fiscal year.

Production volumes for the fourth quarter of 2010 were a quarterly record of 341,074 BOE, representing a 36% increase compared to the third quarter of 2010.  The fourth quarter production volume growth exceeded previous guidance of 30% to 35% and represents Northern Oil’s twelfth consecutive quarterly increase in production.

Fourth quarter 2010 production consisted of approximately 95% crude oil and 5% associated natural gas and other liquids.  Northern Oil exited the fourth quarter of 2010 with production volumes of approximately 5,204 BOE per day.  Northern Oil does not include flared and unsold gas volumes in its production figures.  During the fourth quarter of 2010, production was added from an additional 5.85 net wells.  Northern Oil has maintained a 100% drilling success rate in the Williston Basin Bakken and Three Forks trends since the company’s inception.

For the fiscal year 2010, Northern Oil’s average realized crude oil sale price was $70.09 per barrel, after taking into account a $0.55 per barrel loss due to the settlement of crude oil derivative contracts.  This compares to an average $56.85 per barrel realized price in the 2009 fiscal year, which took into account a $3.60 per barrel loss due to the settlement of crude oil derivative contracts.  During the fourth quarter of 2010, Northern Oil’s average realized price for crude oil was $70.49 per barrel, after taking into account a $4.25 per barrel loss due to the settlement of crude oil derivative contracts.  This compares to an average $69.64 per barrel realized price in the third quarter of 2010, which took into account a $3.22 per barrel gain due to the settlement of crude oil derivative contracts.

Northern Oil’s reported production expenses for fiscal year 2010 were $3.3 million, or $3.68 per BOE on an accrued basis, compared to $754,976, or $2.63 per BOE, on an accrued basis for fiscal year 2009.  Production expenses for the fourth quarter of 2010 were $1.3 million, or $3.69 per BOE, on an accrued basis, compared to $1.1 million, or $4.19 per BOE, on an accrued basis for the third quarter of 2010.

Depletion expense for fiscal year 2010 was $16.9 million, or $18.99 per BOE, compared to $4.3 million, or $15.06 per BOE, for fiscal year 2009.  Depletion expense for the fourth quarter of 2010 was $8.6 million, or $25.31 per BOE, compared to $3.8 million, or $15.06 per BOE, for the third quarter of 2010.   The fourth quarter included a depletion adjustment of $3.5 million.

General and Administrative (G&A) expenses, net of share based compensation, for fiscal year 2010 were $3.6 million, compared to $2.4 million in the fiscal year 2009.  G&A expenses, net of share based compensation, for the fourth quarter of 2010 were $1.1 million, compared to $899,661 in the third quarter 2010.

ADJUSTED EBITDA

Northern Oil’s Adjusted EBITDA for fiscal year 2010 was $47.1 million, or $0.93 per diluted share, which represents a 338% increase over Adjusted EBITDA of $10.7 million, or $0.29 per diluted share, for fiscal year 2009.  Northern Oil’s Adjusted EBITDA for the fourth quarter of 2010 was $18.2 million, or $0.32 per diluted share, which represents a 43% increase over Adjusted EBITDA of $12.7 million, or $0.24 per diluted share, for the third quarter of 2010.

Northern Oil defines Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, (v) pre-tax unrealized gain and losses on commodity risk and (vii) non-cash expenses relating to share-based payments recognized under Accounting Standards Codification (ASC) Topic 718.  Net income excluding unrealized mark-to-market hedging gains or losses, net income excluding unrealized mark-to-market hedging gains or losses and depletion adjustments and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to GAAP is included in our accompanying financial tables found later in this release.  Northern Oil’s management believes the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses, and a depletion adjustment that management believes are not indicative of Northern Oil’s core operating results.  In addition, these non-GAAP financial measures are used by Northern Oil’s management for budgeting and forecasting as well as subsequently measuring Northern Oil’s performance, and management believes that Northern Oil is providing investors with financial measures that most closely align to its internal measurement processes.

RESERVES

Using year-end SEC pricing parameters, Northern Oil’s proved reserves were 15.7 million BOE as of December 31, 2010.  Reserves using SEC pricing parameters were calculated using constant realized net prices of $70.46 per barrel of crude oil and $5.04 per 1,000 cubic feet (Mcf) of natural gas.  The 2010 proved reserves represent a 158% increase from 2009 estimated proved reserves and are comprised of approximately 14.0 million barrels of crude oil and 10.5 billion cubic feet (Bcf) of natural gas.  This increase in proved reserves equates to a 1,183% replacement of 2009 production.

Approximately 41% of Northern Oil's 2010 proved reserves are categorized as either proved developed producing or proved developed non-producing, meaning behind pipe.  Approximately 59% are classified as proved undeveloped.  As a non-operator, Northern Oil accounts for a limited number of proved undeveloped locations.

Northern Oil’s estimated future cash flows, discounted at an annual rate of 10% before giving effect to income taxes (commonly known as PV-10 value), for proved reserves at December 31, 2010 were $295.5 million, compared to $87.8 million at December 31, 2009, representing a 237% increase year-over-year.

Northern Oil’s independent reserve engineers also prepared a sensitivity case for Northern Oil’s reserves at December 31, 2010 using February 25, 2011 pricing parameters assuming a constant realized net price of $88.91 per barrel of crude oil (which represents the February 25, 2011 closing WTI crude oil price less Northern Oil’s 2010 weighted average deduction from spot price) and $5.04 per 1,000 Mcf of natural gas.  The sensitivity case calculated Northern Oil’s proved reserves as of December 31, 2010 at a $418.6 million pre-tax PV10% value.

2011 DRILLING AND PRODUCTION GUIDANCE

As of March 1, 2011, Northern Oil controlled 147,407 net acres in the Williston Basin targeting the Bakken and Three Forks formations and owned working interests in 337 successful discoveries, consisting of 332 targeting the Bakken and Three Forks formations and five targeting Red River structures. Northern Oil is currently participating in 136 gross (13.32 net) Bakken or Three Forks wells drilling, awaiting completion or completing.

Northern Oil expects to spud approximately 10.6 net wells in the first quarter of 2011, and reaffirms its previous guidance of 36 net wells expected to be spud during 2011.  Northern Oil reaffirms its guidance to produce an average of 6,500 barrels of oil equivalent per day (“BOEPD”) in 2011.

Northern Oil continues to develop its core Bakken and Three Forks acreage position at an accelerating pace.  According to the North Dakota Industrial Commission, approximately 168 rigs are currently drilling in the North Dakota Bakken and Three Forks plays, up from approximately 99 rigs drilling last year at this time.  The significant rig increase in the play continues to accelerate the development of Northern Oil’s core acreage position.

ACREAGE UPDATE

In 2010, Northern Oil acquired leasehold interests covering an aggregate of 56,858 net mineral acres for an average of $1,043 per net acre in its key prospect areas.  In the fourth quarter of 2010, Northern Oil acquired approximately 18,029 net mineral acres for an average of $954 per net acre in all of its key prospect areas in the form of both effective leases and top-leases spanning across the counties of Billings, Burke, Divide, Dunn, Golden Valley, McKenzie, Mountrail, Stark and Williams, North Dakota and Richland and Roosevelt, Montana.

During the first quarter of 2011 through March 1, 2011, Northern Oil has acquired 7,191 net acres at an average price of $1,956 per acre.  As of March 1, 2011, Northern Oil had 23,279 net developed acres and 11,596 net acres under the bit, which represents approximately 24% of Northern Oil’s total Bakken and Three Forks position.

Northern Oil’s current Bakken and Three Forks prospective acreage position will allow it to drill approximately 921 net wells based on six net wells per 960-acre average spacing unit.

HEDGING ACTIVITY

As of March 1, 2011, Northern Oil has hedged 1,789,000 barrels of oil using open commodity swaps settled in NYMEX WTI pricing at a weighted average price of approximately $87.00, as well as 451,000 barrels of crude oil collared between $85.00 and $101.75.  The swaps settle between February 2011 and December 2012.  The costless collar is used to establish floor and ceiling prices on anticipated crude oil and natural gas production.  There were no net premiums paid or received by Northern Oil related to the costless collar agreement. The current commodity swap portfolio represents approximately 58% of 2011 production, and 27% of anticipated 2012 volumes.

2011 CAPITAL EXPENDITURES

Northern Oil expects to drill approximately 36 net wells in 2011 with drilling capital expenditures approximating $227 million.  Northern Oil currently expects to drill wells during 2011 at an average completed cost of $6.3 million per well.  Based on current, yet, evolving conditions in the field, Northern Oil currently expects to deploy additional funds toward further strategic acreage acquisitions during 2011.  Northern Oil currently expects to fund all 2011 drilling commitments using cash-on-hand, cash flow and its currently undrawn credit facility.

RECENT COMPLETION HIGHLIGHTS

The following table illustrates recent completion highlights in which Northern Oil participated with a working interest (“WI”).

WELL NAME	OPERATOR	COUNTY/STATE	WI	IP/BOEPD*
JEANIE 25-36 #2H	URSA	MCKENZIE, ND	54.58%	1,185
HOVDEN #1-20H	SINCLAIR	DUNN, ND	45.72%	1,325
MOLE #1-20H	SLAWSON	MOUNTRAIL, ND	35.27%	1,565**
SILENCER #1-29H	SLAWSON	MOUNTRAIL, ND	32.06%	1,172**
BANDIT #2-29H	SLAWSON	MOUNTRAIL, ND	26.25%	1,245
STAMPEDE #1-36-25H	SLAWSON	WILLIAMS, ND	25.00%	1,234**
LOSTWOOD #13-25H	EOG	MOUNTRAIL, ND	22.92%	811
VONA #1-13H	CONTINENTAL	DIVIDE, ND	20.31%	921
DARCY DIRKACH #14-12H	MARATHON	DUNN, ND	14.79%	695
LIBERTY #3-14H	EOG	MOUNTRAIL, ND	13.75%	741
MUSKRAT #1-28-33H	SLAWSON	MOUNTRAIL, ND	12.83%	1,453**
HOLTE #1-32H	CONTINENTAL	DIVIDE, ND	12.50%	933
ZI PAYETTE #10-15H	ZENERGY	MCKENZIE, ND	12.50%	1,323
VIXEN #1-19-30H	SLAWSON	MOUNTRAIL, ND	6.70%	2,218
ROUND PRAIRIE #2-20H	EOG	WILLIAMS, ND	5.00%	539
KOSTELECKY #31-6H	FIDELITY	STARK, ND	5.00%	1,343

________________________
* The “IP BOEPD” means the initial production (“IP”) rate expressed in barrels of oil equivalent per day.  The IP rate is the 24-hour “Peak Production Rate.” Peak Production Rates may be established following the initial day of production, depending on operator design or well flowback profiles.  The IP rate may be estimated based on other third party estimates or limited data available at this time.

** The IP BOEPD for this well is computed using crude oil production only, without taking into consideration any associated natural gas production.

MANAGEMENT COMMENT

Michael Reger, CEO, commented: “2010 was a transformational year for Northern Oil as a significant portion of our Bakken position turned to production. With over 24% of our Bakken and Three Forks position developed or under the bit, we believe we are moving ahead at an excellent pace.  Importantly, we continue to drive shareholder value with our non-operated franchise by acquiring acreage significantly below levels indicated in recent publicly-announced transactions conducted by other industry participants.  We believe our expertise and specialty in non-operated interests continues to yield excellent results and look forward to continuing to add to our inventory throughout 2011.  With our cash position in excess of $150 million and an undrawn $100 million revolving credit facility, we retain significant liquidity to grow and develop our substantial Bakken position.  We continue to be impressed by the extensions of the field and the down-spacing potential that is now clearly evident.  We wish to thank all the operators with which we have participated for their innovation in this premier oil resource play.”

YEAR END AND FOURTH QUARTER EARNINGS RELEASE TELECONFERENCE CALL

In conjunction with Northern Oil’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Wednesday, March 2, 2011 at 10:00 a.m. Central Standard Time.  Details for the conference call are as follows:

Dial-In Number:  (866) 225-2976 (US/Canada) and (703) 639-1127 (International)
Conference ID:   1508609 - Northern Oil and Gas Year End and Fourth Quarter Earnings Release
Replay Dial-In Number: (866) 837-8032 (US/Canada)
Replay Access Code:     1508609 - Replay will be available through March 16, 2011

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota.  Northern Oil's core area of focus is the Williston Basin Bakken and Three Forks trend in North Dakota and Montana.

More information about Northern Oil and Gas, Inc.  can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:

Investor Relations
Erik Nerhus
952-476-9800

NORTHERN OIL AND GAS, INC.
PRELIMINARY BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(UNAUDITED)

	December 31,
	2010	2009
CURRENT ASSETS
Cash and Cash Equivalents	$152,110,701	$6,233,372
Trade Receivables	22,033,647	7,025,011
Prepaid Drilling Costs	13,225,650	1,454,034
Prepaid Expenses	345,695	143,606
Other Current Assets	475,967	201,314
Short - Term Investments	39,726,700	24,903,476
Deferred Tax Asset	5,100,000	2,057,000
Total Current Assets	233,018,360	42,017,813

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	158,846,475	42,939,097
Unproved	136,135,163	53,862,529
Other Property and Equipment	2,479,199	439,656
Total Property and Equipment	297,460,837	97,241,282
Less - Accumulated Depreciation and Depletion	22,152,356	5,091,198
Total Property and Equipment, Net	275,308,481	92,150,084

DEBT ISSUANCE COSTS	1,367,124	1,427,071
Total Assets	$509,693,965	$135,594,968

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$48,500,204	$6,419,534
Line of Credit	-	834,492
Accrued Expenses	2,829	316,977
Derivative Liability	11,145,319	1,320,679
Other Liabilities	18,574	18,574
Total Current Liabilities	59,666,926	8,910,256

LONG-TERM LIABILITIES
Revolving Line of Credit	-	-
Derivative Liability	5,022,657	1,459,374
Subordinated Notes	-	500,000
Other Noncurrent Liabilities	477,900	243,888
Total Long-Term Liabilities	5,500,557	2,203,262

DEFERRED TAX LIABILITY	9,167,000	922,000
Total Liabilities	74,334,483	12,035,518

STOCKHOLDERS' EQUITY
Preferred Stock, Par Value$.001; 5,000,000 Authorized,
No Shares Outstanding	-	-
Common Stock, Par Value $.001; 95,000,000 Authorized, 62,129,424
Outstanding (2009 – 43,911,044 Shares Outstanding)	62,129	43,912
Additional Paid-In Capital	428,484,092	124,884,266
Retained Earnings	7,759,192	841,892
Accumulated Other Comprehensive Income (Loss)	(945,931)	(2,210,620)
Total Stockholders' Equity	435,359,482	123,559,450
Total Liabilities and Stockholders' Equity	$509,693,965	$135,594,968

NORTHERN OIL AND GAS, INC.
PRELIMINARY STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008
(UNAUDITED)

	Year Ended December 31,
			2008
	2010	2009	Adjusted
REVENUES
Oil and Gas Sales	$59,488,284	$15,171,824	$3,542,994
Gain (Loss) on Settled Derivatives	(469,607)	(624,541)	778,885
Mark-to-Market of Derivative Instruments	(14,545,477)	(363,414)	-
Other Revenue	85,900	37,630	-
	44,559,100	14,221,499	4,321,879

OPERATING EXPENSES
Production Expenses	3,288,482	754,976	70,954
Production Taxes	5,477,975	1,300,373	203,182
General and Administrative Expense	7,204,442	3,686,330	2,091,289
Depletion of Oil and Gas Properties	16,884,563	4,250,983	677,915
Depreciation and Amortization	176,595	91,794	67,060
Accretion of Discount on Asset Retirement Obligations	21,755	8,082	1,030
Total Expenses	33,053,812	10,092,538	3,111,430

INCOME FROM OPERATIONS	11,505,288	4,128,961	1,210,449

OTHER INCOME (EXPENSE)	(168,988)	135,991	383,891

INCOME BEFORE INCOME TAXES	11,336,300	4,264,952	1,594,340

INCOME TAX PROVISION (BENEFIT)	4,419,000	1,466,000	(830,000)

NET INCOME	$6,917,300	$2,798,952	$2,424,340

Net Income Per Common Share - Basic	$0.14	$0.08	$0.08

Net Income Per Common Share - Diluted	$0.14	$0.08	$0.07

Weighted Average Shares Outstanding – Basic	50,387,203	36,705,267	31,920,747

Weighted Average Shares Outstanding - Diluted	50,778,245	36,877,070	32,653,552

NORTHERN OIL AND GAS, INC.
PRELIMINARY STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008
(UNAUDITED)

	Year Ended December 31,
			2008
	2010	2009	Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$6,917,300	$2,798,952	$2,424,340
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depletion of Oil and Gas Properties	16,884,563	4,250,983	677,915
Depreciation and Amortization	176,595	91,794	67,060
Amortization of Debt Issuance Costs	455,302	459,343	-
Accretion of Discount on Asset Retirement Obligations	21,755	8,082	1,030
Income Tax Provision (Benefit)	4,419,000	1,466,000	(830,000)
Issuance of Stock for Consulting Fees	-	-	49,875
Net Loss on Sale of Available for Sale Securities	58,524	-	381
Market Value adjustment of Derivative Instruments	14,545,477	363,414	(95,148)
Lease Incentives Received	-	-	91,320
Amortization of Deferred Rent	(18,573)	(18,573)	(17,026)
Share - Based Compensation Expense	3,566,133	1,213,292	105,375
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(15,008,636)	(4,996,070)	(2,028,941)
Increase (Decrease) in Other Receivables	-	874,453	(874,453)
Increase in Prepaid Expenses	(202,089)	(72,052)	(45,874)
Increase in Other Current Assets	(274,653)	(158,334)	-
Increase in Accounts Payable	42,080,670	4,484,724	1,821,556
Increase (Decrease) in Accrued Expenses	(314,148)	(953,098)	1,159,082
Net Cash Provided By Operating Activities	73,307,220	9,812,910	2,506,492

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Equipment and Furniture	(2,039,543)	(31,256)	(363,631)
Decrease (Increase) in Prepaid Drilling Costs	(11,771,616)	(1,449,485)	359,741
Proceeds from Sale of Oil and Gas Properties	297,877	-	468,609
Purchase of Available for Sale Securities	(48,679,264)	(24,106,294)	(3,800,524)
Proceeds from Sale of Available for Sale Securities	34,699,651	800,000	975,000
Purchase of Oil and Gas Properties	(180,400,555)	(47,061,666)	(37,997,157)
Net Cash Used For Investing Activities	(207,893,450)	(71,848,701)	(40,357,962)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in Margin Loan	-	-	1,650,720
Payments on Line of Credit	(834,492)	(816,228)	-
Advances on Revolving Credit Facility	5,300,000	29,750,000	-
Repayments on Revolving Credit Facility	(5,300,000)	(29,750,000)	-
Cash Paid for Listing Fee	-	-	(65,000)
Proceeds from Derivatives	-	-	95,148
Increase (Decrease) in Subordinated Notes, net	(500,000)	500,000
Debt Issuance Costs Paid	(395,355)	(1,190,061)	-
Proceeds from the Issuance of Common Stock - Net of Issuance Costs	282,193,406	68,994,736	25,904,858
Proceeds from Exercise of Stock Options	-	-	933,800
Net Cash Provided by Financing Activities	280,463,559	67,488,447	28,519,526

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	145,877,329	5,452,656	(9,331,944)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	6,233,372	780,716	10,112,660

CASH AND CASH EQUIVALENTS – END OF PERIOD	$152,110,701	$6,233,372	$780,716

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$169,232	$624,717	$-
Cash Paid During the Period for Income Taxes	$-	$-	$-

Non-Cash Financing and Investing Activities:
Purchase of Oil and Gas Properties through Issuance of Common Stock	$12,679,422	$1,115,738	$2,084,372
Payment of Consulting Fees through Issuance of Common Stock	$-	$-	$49,875
Payment of Compensation through Issuance of Common Stock	$8,733,215	$1,213,292	$105,375
Capitalized Asset Retirement Obligations	$232,258	$137,222	$60,407.00
Cashless Exercise of Stock Options	$-	$518,000	$-
Fair Value of Warrants Issued for Debt Issuance Costs	$-	$221,153	$-
Payment of Debt Issuance Costs through Issuance of Common Stock	$-	$475,200	$-

NORTHERN OIL AND GAS, INC.
PRELIMINARY STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010
(UNAUDITED)

	Three Months	Three Months
	Ended	Ended
	September 30,	December 31,
	2010	2010
REVENUES
Oil and Gas Sales	$15,541,520	$23,913,044
Gain (Loss) on Settled Derivatives	776,010	(1,372,553)
Mark-to-Market of Derivative Instruments	(6,449,577)	(11,356,283)
Other Revenue	15,868	37,784
	9,883,821	11,221,992

OPERATING EXPENSES
Production Expenses	1,084,769	1,309,956
Production Taxes	1,604,608	2,203,224
General and Administrative Expense	1,624,071	1,961,860
Depletion of Oil and Gas Properties	3,767,712	8,632,410
Depreciation and Amortization	60,300	65,398
Accretion of Discount on Asset Retirement Obligations	18,025	(9,022)
Total Expenses	8,159,485	14,163,826

INCOME FROM OPERATIONS	1,724,336	(2,941,834)

OTHER INCOME (EXPENSE)	(117,110)	180,412

INCOME BEFORE INCOME TAXES	1,607,226	(2,761,422)

INCOME TAX PROVISION	620,000	(1,011,000)

NET INCOME	$987,226	$(1,750,422)

Net Income Per Common Share - Basic	$0.02	$(0.03)

Net Income Per Common Share - Diluted	$0.02	$(0.03)

Weighted Average Shares Outstanding – Basic	51,519,732	55,854,487

Weighted Average Shares Outstanding - Diluted	52,145,181	56,287,837

USE OF NON GAAP FINANCIAL MEASURES

Northern Oil and Gas, Inc.
Reconciliation of GAAP Net Income to Net Income Excluding
Unrealized Mark-to-Market Hedging Losses

	Year Ended December 31,
	2010	2009	2008
			Adjusted
Net Income	$6,917,300	$2,798,952	$2,424,340

Mark-to-Market of Derivative Instruments	14,545,477	363,414	-

Tax Impact	(5,649,000)	(140,000)	-

Net Income without the Effect of Certain Items	$15,813,777	$3,022,366	$2,424,340

Net Income Per Common Share - Basic	$0.31	$0.08	$0.08

Net Income Per Common Share - Diluted	$0.31	$0.08	$0.07

Weighted Average Shares Outstanding – Basic	50,387,203	36,705,267	31,920,747

Weighted Average Shares Outstanding - Diluted	50,778,245	36,877,070	32,653,552

Net Income Per Common Share - Basic	$0.14	$0.08	$0.08

Change due to Mark-to-Market of Derivative Instruments	0.28	-	-

Change due to Tax Impact	(0.11)	-	-

Net Income without Effect of Certain Items Per Common Share - Basic	$0.31	$0.08	$0.08

Net Income Per Common Share - Diluted	$0.14	$0.08	$0.07

Change due to Mark-to-Market of Derivative Instruments	0.28	-	-

Change due to Tax Impact	(0.11)	-	-

Net Income without Effect of Certain Items Per Common Share - Diluted	$0.31	$0.08	$0.07

Northern Oil and Gas, Inc.
Reconciliation of GAAP Net Income to Net Income Excluding
Unrealized Mark-to-Market Hedging Gain or Losses
And Depletion Adjustment

	Three Months Ended
	September 30, 2010	December 31, 2010
Net Income	$987,226	$(1,750,422)

Adjustment to Depletion Expense	-	3,495,836

Mark-to-Market of Derivative Instruments	6,449,577	11,356,283

Tax Impact	(2,475,000)	(5,792,000)

Earnings without Effect of Certain Items	$4,961,803	$7,309,697

Net Income Per Common Share - Basic	$0.10	$0.13

Net Income Per Common Share - Diluted	$0.10	$0.13

Weighted Average Shares Outstanding – Basic	51,519,732	55,854,487

Weighted Average Shares Outstanding - Diluted	52,145,181	56,287,837

Net Income Per Common Share - Basic	$0.02	$(0.03)

Change due to Adjustment of Depletion Expense	-	0.06

Change due to Mark-to-Market of Derivative Instruments	0.13	0.20

Change due to Tax Impact of Non-GAAP Measurements	(0.05)	(0.10)

Net Income without Effect of Certain Items Per Common Share - Basic	$0.10	$0.13

Net Income Per Common Share - Diluted	$0.02	$(0.03)

Change due to Adjustment of Depletion Expense	-	0.06

Change due to Mark-to-Market of Derivative Instruments	0.13	0.20

Change due to Tax Impact of Non-GAAP Measurements	(0.05)	(0.10)

Net Income without Effect of Certain Items Per Common Share - Diluted	$0.10	$0.13

Northern Oil and Gas, Inc.
Reconciliation of Adjusted EBITDA

	Year Ended December 31,
	2010	2009	2008
			As Adjusted
Net Income	$6,917,300	$2,798,952	$2,424,340
Add Back:
Income Tax Provision (Benefit)	4,419,000	1,466,000	(830,000)
Depreciation, Depletion, Amortization and Accretion	17,082,913	4,350,859	746,005
Share Based Compensation	3,566,133	1,233,507	105,375
Mark-to-Market Derivative Instruments	14,545,477	363,414	-
Interest Expense	583,376	535,094	28,976
Adjusted EBITDA	$47,114,199	$10,747,826	$2,474,696
Adjusted EBITDA Per Common Share - Basic	$0.94	$0.29	$0.08
Adjusted EBITDA Per Common Share - Diluted	$0.93	$0.29	$0.08
Weighted Average Shares Outstanding – Basic	50,387,203	36,705,267	31,920,747
Weighted Average Shares Outstanding - Diluted	50,778,245	36,877,070	32,653,552

Northern Oil and Gas, Inc.
Reconciliation of Adjusted EBITDA Per Common Share – Basic

	Year Ended December 31,
	2010	2009	2008
			As Adjusted
Net Income (Loss) Per Common Share - Basic	$0.14	$0.08	$0.08
(As Reported)
Add Back:
Income Tax Provision (Benefit)	0.09	0.04	(0.02)
Depreciation, Depletion, Amortization, and Accretion	0.34	0.12	0.02
Share Based Compensation	0.07	0.03	0.00
Mark-to-Market Derivative Instruments	0.29	0.01	-
Interest Expense	0.01	0.01	0.00
Adjusted EBITDA Per Common Share - Basic	$0.94	$0.29	$0.08
(Adjusted for Non-GAAP Measurement)

Northern Oil and Gas, Inc.
Reconciliation of Adjusted EBITDA Per Common Share – Diluted

	Year Ended December 31,
	2010	2009	2008
			As Adjusted
Net Income (Loss) Per Common Share - Diluted	$0.14	$0.08	$0.07
(As Reported)
Add Back:
Income Tax Provision (Benefit)	0.09	0.04	(0.02)
Depreciation, Depletion, Amortization, and Accretion	0.34	0.12	0.02
Share Based Compensation	0.07	0.03	0.01
Mark-to-Market Derivative Instruments	0.28	0.01	-
Interest Expense	0.01	0.01	0.00
Adjusted EBITDA Per Common Share - Diluted	$0.93	$0.29	$0.08
(Adjusted for Non-GAAP Measurement)

Northern Oil & Gas, Inc.
Reconciliation of Adjusted EBITDA

	Three Months Ended
	September 30, 2010	December 31, 2010

Net Income	$987,226	$(1,750,422)
Add Back:
Income Tax Provision (Benefit)	620,000	(1,011,000)
Depreciation, Depletion, Amortization, and Accretion
Share Based Compensation	724,410	835,354
Mark-to-Market Derivative Instruments	6,449,577	11,356,283
Interest Expense	145,182	127,672
Adjusted EBITDA	$12,772,433	$18,246,672
Adjusted EBITDA Per Common Share - Basic	$0.25	$0.33
Adjusted EBITDA Per Common Share - Diluted	$0.24	$0.32
Weighted Average Shares Outstanding – Basic	51,519,732	55,854,487
Weighted Average Shares Outstanding - Diluted	52,145,181	56,287,837

Northern Oil & Gas, Inc.
Reconciliation of Adjusted EBITDA Per Common Share – Basic

	Three Months Ended
	September 30, 2010	December 31, 2010
Net Income (Loss) Per Common Share – Basic	$0.02	$(0.03)
(As Reported)

Add Back:
Income Tax Provision (Benefit)	0.01	(0.02)
Depreciation, Depletion, Amortization, and Accretion	0.07	0.16
Share Based Compensation	0.01	0.01
Mark-to-Market Derivative Instruments	0.13	0.20
Interest Expense	0.01	0.01
Adjusted EBITDA Per Common Share – Basic	$0.25	$0.33
(Adjusted for Non-GAAP Measurements)

Northern Oil & Gas, Inc.
Reconciliation of Adjusted EBITDA Per Common Share – Diluted

	Three Months Ended
	September 30, 2010	December 31, 2010
Net Income (Loss) Per Common Share – Diluted	$0.02	$(0.03)
(As Reported)

Add Back:
Income Tax Provision (Benefit)	0.01	(0.02)
Depreciation, Depletion, Amortization, and Accretion	0.07	0.15
Share Based Compensation	0.01	0.01
Mark-to-Market Derivative Instruments	0.12	0.20
Interest Expense	0.01	0.01
Adjusted EBITDA Per Common Share – Diluted	$0.24	$0.32
(Adjusted for Non-GAAP Measurements)